UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2016 (May 26, 2016)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 26, 2016, Northrim BanCorp, Inc. (the "Company") held its 2016 Annual Meeting of Shareholders (the "2016 Annual Meeting"). There were 6,877,140 shares outstanding and entitled to vote at the 2016 Annual Meeting; of those shares, 6,159,042 were present in person or by proxy. The following matters were voted upon at the 2016 Annual Meeting:

•	The election of 12 directors to serve on the Company's Board of Directors until the 2017 annual meeting of shareholders or until their successors have been elected and have qualified;

•	The approval, by nonbinding vote, of the compensation of the Company's named executive officers; and

•	The ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following is a summary of the voting results for the matters voted upon by the shareholders:

Election of Directors

DIRECTOR	FOR	WITHHOLD	VOTES CAST	BROKER NONVOTES
Joseph M. Beedle	4,677,049	224,036	4,901,085	1,257,957
Larry S. Cash	4,678,304	222,781	4,901,085	1,257,957
Mark G. Copeland	4,673,965	227,120	4,901,085	1,257,957
Anthony Drabek	4,568,622	332,463	4,901,085	1,257,957
Karl L. Hanneman	4,590,462	310,623	4,901,085	1,257,957
David W. Karp	4,589,468	311,617	4,901,085	1,257,957
Joseph M. Schierhorn	4,678,082	223,003	4,901,085	1,257,957
David J. McCambridge	4,697,748	203,337	4,901,085	1,257,957
Krystal M. Nelson	4,589,636	311,449	4,901,085	1,257,957
John C. Swalling	4,568,823	332,262	4,901,085	1,257,957
Linda C. Thomas	4,590,226	310,859	4,901,085	1,257,957
David G. Wight	4,697,438	203,647	4,901,085	1,257,957

Advisory Vote (Nonbinding) on Executive Compensation

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES
4,679,461	67,431	154,193	4,901,085	1,257,957

Ratification of Selection of Moss Adams LLP as the Company's Independent Registered Accounting Firm for Fiscal Year 2016

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES
6,021,695	46,777	90,570	6,159,042	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

May 31, 2016	By:	/s/ Latosha M. Frye

Name: Latosha M. Frye
Title: EVP, Chief Financial Officer